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                                                                   Schedule 23.1


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63729) pertaining to the Go2Net, Inc. 1996 Stock Option Plan and Silicon Investor, Inc. 1996 Stock Plan, and in the Registration Statement (Form S-3 No. 333-63725) pertaining to the registration of 1,395,536 shares of Common Stock of Go2Net, of our report dated November 9, 1998, with respect to the financial statements of Go2Net, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 1998.

                                                     ERNST & YOUNG LLP

Seattle, Washington
December 29, 1998